As filed with the Securities and Exchange Commission on November 8, 1999
                                                   Registration No. 333-_______
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                             LANIER WORLDWIDE, INC.
             (Exact name of registrant as specified in its charter)
                             ----------------------

                DELAWARE                                   59-2606737

    (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                  Identification Number)

                              2300 Parklake Drive
                             Atlanta, Georgia 30345
          (Address of Principal Executive Offices, including Zip Code)
                             ----------------------
                 LANIER WORLDWIDE, INC. SAVINGS INCENTIVE PLAN
                             LANIER WORLDWIDE, INC.
                    DEFERRED COMPENSATION PLAN FOR DIRECTORS
                  LANIER WORLDWIDE, INC. STOCK INCENTIVE PLAN
              LANIER WORLDWIDE, INC. EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plans)
                             ----------------------
                                J. Michael Kelly
                 Vice President, General Counsel and Secretary
                             Lanier Worldwide, Inc.
                              2300 Parklake Drive
                             Atlanta, Georgia 30345
                                 (770) 621-1588
 (Name, address, including zip code, and telephone number, including area code, of Agent for Service)

                                   COPIES TO:
                           Russell B. Richards, Esq.
                                King & Spalding
                              191 Peachtree Street
                          Atlanta, Georgia 30303-1763
                                 (404) 572-4600

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                            PROPOSED MAXIMUM   PROPOSED MAXIMUM       AMOUNT OF
  TITLE OF SECURITIES TO BE REGISTERED       AMOUNT TO BE    OFFERING PRICE        AGGREGATE        REGISTRATION
                                              REGISTERED      PER SHARE(1)     OFFERING PRICE(1)       FEE(1)
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share        12,600,000        $4.03125         $50,793,750          $14,121
                                                shares
Preferred Stock Purchase Rights               12,600,000              --                  --               --

Interests in Lanier Worldwide, Inc.               (2)                 --                  --               --
Savings Incentive Plan
======================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the high and low prices of Common Stock of Lanier Worldwide, Inc. on November 4, 1999.
(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
===============================================================================

PART I.  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item     1.       Plan Information.*
Item     2.       Registrant Information and Employee Plan Annual Information.*

         *Information required by Part I to be contained in the Section 10(a) prospectuses is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item     3.       Incorporation Of Documents By Reference.

         The Registrant's registration statement on Form 10, as amended (File No. 1-15139) which has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is incorporated by reference in this registration statement (including the description of the Registrant's Common Stock and amendments and reports filed to update such description).

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item     4.       Description Of Securities.

         Not applicable.

Item     5.       Interests Of Named Experts And Counsel.

         Not applicable.

Item     6.       Indemnification Of Officers, Directors, Employees And Agents;
                  Insurance.

         Section 145 of the Delaware General Corporation Law, as amended, provides in regard to indemnification of directors and officers as follows:

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

         (1) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         (2) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (3) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and (2) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         (4) Any indemnification under subsections (1) and (2) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (1) and (2) of this section. Such determination shall be made, with respect to



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

a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         (5) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

         (6) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         (7) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

         (8) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         (9) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the



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

corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (10) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (11) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligations to advance expenses (including attorneys' fees).

         The Registrant's Amended and Restated Certificate of Incorporation and Bylaws require the Registrant to indemnify its directors and officers to the fullest extent permitted by applicable state law which currently is as set forth above. In addition, the Registrant has, and intends in the future to enter into, agreements to provide indemnification for directors and certain officers in addition to that contained in the Amended and Restated Certificate of Incorporation and Bylaws. The Registrant has also obtained insurance, subject to certain exclusions and limits, against loss arising from any error, misstatement, misleading statement, omission or other act, made or performed by its directors and officers in their capacity as such. A separate policy insures fiduciaries, as defined by the Employee Retirement Income Security Act of 1974, of various employee benefit plans of the Registrant.

Item     7.    Exemption From Registration Claimed.

         Not applicable.

Item     8.    Exhibits.

         The following exhibits are filed as part of this registration statement:

         Exhibit
         Number       Description of Exhibits
         -------      -----------------------
         4.1     --   Amended and Restated Certificate of Incorporation of
                      the Registrant (incorporated herein by reference to
                      Exhibit 3.1 to the Registrant's registration statement on
                      Form 10 (SEC File No. 1-15139)).

         4.2    --         Bylaws of the  Registrant  (incorporated  herein by
                           reference to Exhibit 3.2 to the Registrant's
                           registration statement on Form 10 (SEC File No.
                           1-15139)).

         4.3    --         Rights Agreement, dated November 5, 1999, between the
                           Registrant and ChaseMellon Shareholder Services,
                           L.L.C., as Rights Agent (incorporated by reference
                           to Exhibit 4.1 to the Registrant's registration
                           statement on Form 10 (SEC File No. 1-15139)).

         5.1    --         Opinion of King & Spalding.

         23.1   --         Consent of King & Spalding (included in Exhibit 5.1).

         23.2   --         Consent of Ernst & Young LLP.

         24.1   --         Powers of attorney (reference is made to page 10 of
                           this registration statement).

         99.1   --         Lanier Worldwide, Inc. Deferred Compensation Plan
                           for Directors (incorporated herein by reference to
                           Exhibit 10.17 to the Registrant's registration
                           statement on Form 10 (SEC File No. 1-15139)).

         99.2   --         Lanier Worldwide, Inc. Stock Incentive Plan
                           (incorporated herein by reference to Exhibit 10.7 to
                           the Registrant's registration statement on Form 10
                           (SEC File No. 1-15139)).

         99.3   --         Lanier Worldwide, Inc. Employee Stock Purchase Plan
                           (incorporated by reference to Exhibit 10.11 to the
                           Registrant's registration statement on Form 10 (SEC
                           File No. 1-15139)).

         99.4   --         Lanier Worldwide, Inc. Savings Incentive Plan
                           (incorporated by reference to Exhibit 10.16 to the
                           Registrant's registration statement on Form 10 (SEC
                           File No. 1-15139)).

         The undersigned registrant hereby undertakes to submit the Lanier Worldwide, Inc. Savings Incentive Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify such plan.

Item     9.       Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    EXPERTS

         The consolidated financial statements of Lanier Worldwide, Inc. and its subsidiaries at July 2, 1999 and July 3, 1998, and for each of the three years in the period ended July 2, 1999, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference, such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 8th day of November, 1999.

                                           LANIER WORLDWIDE, INC.



                                           By: /s/ J. Michael Kelly
                                               --------------------------------
                                               J. Michael Kelly
                                               Vice President, General Counsel
                                               and Secretary


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes James A. MacLennan and J. Michael Kelly, or either of them, to execute in the name of each such person and to file, any amendments to this registration statement as the Registrant deems appropriate, and appoints each such agent as attorney-in-fact to sign in his behalf individually and in each capacity stated below and to file any and all amendments and post-effective amendments to this registration statement.

             SIGNATURE                                 TITLE                                         DATE

--------------------------------------------------------------------------------------------------------------------

/s/ WESLEY E. CANTRELL                        Chairman of the Board and
----------------------------------------      Chief Executive Officer                         November 8, 1999
WESLEY E. CANTRELL                            (principal executive officer)
--------------------------------------------------------------------------------------------------------------------

/s/ C. LANCE HERRIN                           President, Chief Operating                      November 8, 1999
----------------------------------------      Officer and Director
C. LANCE HERRIN

--------------------------------------------------------------------------------------------------------------------

/s/ JAMES A. MACLENNAN                        Executive Vice President and                    November 8, 1999
----------------------------------------      Chief Financial Officer
JAMES A. MACLENNAN                            (principal financial and
                                              accounting officer)

--------------------------------------------------------------------------------------------------------------------

             SIGNATURE                                 TITLE                                         DATE
--------------------------------------------------------------------------------------------------------------------

                                              Director                                  November __, 1999
---------------------------------
SIDNEY E. HARRIS

--------------------------------------------------------------------------------------------------------------------

/s/ DAVID H. HUGHES                           Director                                  November 8, 1999
---------------------------------
DAVID H. HUGHES

--------------------------------------------------------------------------------------------------------------------

                                              Director                                  November __, 1999
---------------------------------
AMOS R. MCMULLIAN

--------------------------------------------------------------------------------------------------------------------

/s/ CLARENCE B. ROGERS, JR.                   Director                                  November 8, 1999
---------------------------------
CLARENCE B. ROGERS, JR.

--------------------------------------------------------------------------------------------------------------------

                                              Director                                  November __, 1999
---------------------------------
JOHN F. WARD

--------------------------------------------------------------------------------------------------------------------



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

         Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator of the Lanier Worldwide, Inc. Savings Incentive Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on November 8, 1999.

                               LANIER WORLDWIDE, INC.
                               SAVINGS INCENTIVE PLAN

                               By:   PLAN ADMINISTRATOR
                                     (Lanier  Worldwide, Inc.)

                               By:   /s/ Wesley E. Cantrell
                                     ----------------------------------------
                                     Wesley E. Cantrell
                                     Chairman of the Board and
                                     Chief Executive Officer



                                       11